Exhibit 99.2

OMB Number: 3235-0569
Expires: January 31, 2003

Statement Under Oath Of Principal Executive Officer and Principal Financial Officer
Regarding Facts And Circumstances Relating To Exchange Act Filings

I, Ulrich Schmidt, Executive Vice President and Chief Financial Officer of Goodrich Corporation, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Goodrich Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Review Committee of the Board of Directors of Goodrich Corporation.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended December 31, 2001 of Goodrich Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Goodrich Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 12th day of August, 2002.
/s/ Ulrich Schmidt
/s/ Carol A. Collins
Ulrich Schmidt
Notary Public
August 12th, 2002	My Commission Expires:

3/30/05